EXHIBIT 24

SOUTHWESTERN ELECTRIC POWER COMPANY
October 30, 2008

The Chairman outlined a proposed financing program through December 31, 2010 and the desirability of the Company for (i) filing a shelf registration statement with the Securities and Exchange Commission for the issuance, from time to time, of up to an aggregate $800 million of debt securities; (ii) issuing, from time to time, debt securities pursuant to that shelf registration statement; and (iii) issuing, from time to time, privately placed debt securities.

The Chairman explained that it was proposed that the proceeds to be received in connection with the proposed sale of debt securities would be added to the general funds of the Company and used to redeem directly or indirectly long-term debt, to refund directly or indirectly preferred stock, to repay short-term debt at or prior to maturity, to reimburse the Company's treasury for expenditures incurred in connection with its construction program, to replenish working capital and for other corporate purposes.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

RESOLVED, that the proper persons be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

The Chairman stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the "blue sky" laws of various jurisdictions.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the preparation, execution, delivery and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), of one or more Registration Statements on Form S-3 of the Company (such Registration Statements as they may hereafter be amended, together with all exhibits filed therewith, are herein called collectively the "Registration Statement", and the prospectus forming a part thereof is herein called the "Prospectus") for the registration for public offering from time to time of securities of the Company (the "Securities"), as shall result in gross proceeds to the Company of $800 million (or the equivalent thereof in one or more foreign currencies or one or more currency units), is hereby authorized, ratified and approved, with such changes therein and amendments (including post-effective amendments) thereto as the Authorized Persons (as defined below) of the Company, shall approve, such approval to be conclusively evidenced by such filing; and further

RESOLVED, that the Securities referred to in the preceding paragraph shall consist of senior debt securities, including medium term notes (the "Senior Debt Securities"), first mortgage bonds and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities and the first mortgage bonds, the"Debt Securities"), to be issued from time to time in one or more series under the Indenture dated as of February 25, 2000 (with respect to the Senior Debt Securities), or a new indenture (with respect to the first mortgage bonds) or the Subordinated Indenture dated September 1, 2003 (with respect to the Subordinated Debt Securities) by and between the Company and The Bank of New York, as trustee, respectively, (the "Trustee"), to be amended or supplemented, if required, by one or more amendments or supplemental indentures, as the case may be, to be entered into by and between the Company and the Trustee (collectively, the "Indenture"); and

RESOLVED, (i) the Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or (ii) the President-Utility Group or any Executive Vice President of American Electric Power Service Corporation ("Authorized Persons") are each hereby authorized, in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Authorized Person, to execute and, when executed, to cause to be filed with the SEC in such form as any Authorized Person or such other officer may deem necessary or desirable, any and all amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus, and any exhibits or other documents related thereto or required in connection therewith, as the Authorized Person executing the same shall approve, such approval to be conclusively evidenced by such execution and filing thereof; and that each such Authorized Person is hereby authorized to take any and all such further action in connection therewith as such officer may deem necessary or desirable in order that the Registration Statement may become and remain effective and in order that the Prospectus shall be kept current; and further

RESOLVED, that, if determined to be advisable at a later date, each Authorized Person be, and hereby is, authorized in the name of and on behalf of the Company, to cause to be prepared, to execute or to cause any Authorized Person, to execute and, when executed, to cause to be filed with the SEC, a registration statement on Form S-3 (including exhibits and other documents related thereto) pursuant to Rule 462(b) under the 1933 Act covering the registration of additional Securities, and such additional Securities shall constitute Securities for all purposes of these resolutions; and further

RESOLVED, that each of the Treasurer, Assistant Treasurer, Secretary, Assistant Secretary or Chief Accounting Officer be, and hereby is, authorized and directed, in the name of and on behalf of the Company, to act as an attorney-in-fact for the Company, with full power to act and with full power of substitution and resubstitution, to sign the Registration Statement, any and all amendments (including post-effective amendments) and supplements to the Registration Statement or the 462(b) registration statement referred to in the preceding resolution, together with any exhibits or other documents related thereto or required in connection therewith, in the name of and on behalf of the Company, and to file the same or cause the same to be filed with the SEC, with full power and authority to do and perform every act which such attorney-in-fact may deem necessary or desirable in connection therewith; and further

RESOLVED, that any Authorized Person is hereby authorized to approve and effect the issuance and sale of one or more series of Securities, and, in connection therewith, to determine and approve any terms, conditions and other provisions of such Securities, as such Authorized Person shall deem to be in the best interests of the Company, subject to the limitation that such terms, conditions and other provisions shall not be inconsistent with those contained in (i) any applicable order approving the issuance of the Securities from the Federal Energy Regulatory Commission (the “FERC”) pursuant to the Federal Power Act, as amended (the “FPA”), and (ii) the Indenture; and further

RESOLVED, that, subject to the limitations stated in these resolutions, any Authorized Person or any duly appointed other officer of the Company acting upon the instructions of a Authorized Person be, and hereby is, authorized to approve the form of any company order or supplemental indenture relating to any series of Securities, if such Authorized Person shall deem such company order or supplemental indenture to be required, with such changes therein as any Authorized Person may approve, such approval to be conclusively evidenced by execution and delivery of any such company order or supplemental indenture by such Authorized Person; that any Authorized Person or any duly appointed other officer of the Company acting upon the instructions of any Authorized Person is hereby authorized to approve the form of any Securities; that any Authorized Person is hereby authorized to execute and deliver, in the name of and on behalf of the Company, Securities of each series in the amount thereof and with such terms as shall have been determined by the Authorized Person pursuant to these resolutions; that the signature of each of such officers may be done by facsimile or manually; that Securities bearing the manual or facsimile signatures of individuals who were at any time a Authorized Person or a duly appointed other officer acting upon the instructions of a Authorized Person shall bind the Company, notwithstanding that such individuals or any of them may cease to hold such offices prior to the execution, authentication and delivery of such Securities; that any Authorized Person or a duly appointed other officer of the Company acting upon the instructions of the Authorized Person hereby is authorized to deliver or cause to be delivered the Securities of each issue for authentication and delivery in the principal amount thereof as shall have been determined by the Authorized Person and in accordance with the terms of the Indenture and the underwriting agreement relating to such securities; that, upon the authentication of the Securities, such Trustee will be authorized to deliver such Debt Securities as instructed by any Authorized Person or a duly appointed other officer acting upon the instructions of any Authorized Person; and that any Authorized Person is hereby authorized to take any and all actions necessary or desirable, in the name of and on behalf of the Company, to enable the Company to meet its obligations under the Indenture and the note or notes representing the Debt Securities which are issued.

The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of the Securities, there was to be filed with the SEC a Power of Attorney, dated October 30, 2008, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the 1933 Act covering the registration of additional securities) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

    WHEREAS, the Company proposes to file with the SEC one or more Registration Statements (including any Registration Statement on Form S-3 pursuant to Rule 462(b) under the 1933 Act covering the registration of additional securities) for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of Securities of the Company as shall result in gross proceeds to the Company of $800 million (or the equivalent thereof in one or more foreign currencies or one or more currency units); and

 WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated October 30, 2008, executed by certain of the officers and directors of this Company appointing Michael G. Morris, Holly K. Koeppel, Charles E. Zebula and Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

 NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

        RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

        RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

The Chairman explained that, with respect to the issuance of up to $800 million of Debt Securities through one or more agents under a medium term note program, the Company could enter into a Selling Agency Agreement with securities dealers yet to be determined.

Thereupon, upon motion duly made and seconded, it was unanimously

RESOLVED, that each Authorized Person be, and hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Selling Agency Agreement with such securities dealers in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

        RESOLVED, that each Authorized Person of the Company be, and hereby is, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman further explained that with respect to the issuance of Securities, it would be advisable for the Board to authorize the appropriate officers of the Company to take such other action as may be necessary to issue the Securities.

Thereupon, upon motion duly made and seconded, it was unanimously

RESOLVED, that, subject to the limitations stated in these resolutions, any Authorized Person be, and hereby is, authorized to approve the terms, conditions and other provisions of any agency agreement, underwriting agreement, selling agreement, remarketing agreement or such other similar agreements between the Company and the agents, underwriters or dealers, as the case may be, to be named therein (collectively, the "Underwriting Agreements"), providing for, among other things, the sale of any Debt Securities authorized by these resolutions by or to such agents, underwriters or dealers, as the case may be or the remarketing thereof; and any Authorized Person is hereby authorized, in the name of and on behalf of the Company, to execute and deliver such Underwriting Agreements, with such changes therein, if any, as the officer executing the same may approve, such approval to be conclusively evidenced by such execution and delivery; and further

RESOLVED, that it is desirable and in the best interest of the Company that the Securities authorized by these resolutions be qualified and registered for sale in various jurisdictions; that any Authorized Person or a duly appointed other officer acting upon the instructions of any Authorized Person is hereby authorized to determine the jurisdiction in which appropriate action shall be taken to qualify or register for sale all or such part of such Securities as such officers may deem necessary or advisable; that such officers hereby are authorized to perform, in the name of and on behalf of the Company, any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action, so taken; and further

RESOLVED, that any Authorized Person or any duly appointed other officer of the Company acting upon the instructions of any Authorized Person be, and hereby is, authorized, to apply to any securities exchange if such application is determined to be in the best interests of the Company by such Authorized Person, which determination shall be conclusively evidenced by the filing of such application with such exchange, for the listing of the aggregate amount of Securities authorized by these resolutions (or the equivalent thereof in one or more foreign currencies or one or more currency units), and to cause to be prepared, to execute and, when executed, to cause to be filed with such exchange a listing application or applications with respect thereto and any agreements or other documents required in connection therewith, in the name of and on behalf of the Company, to make such changes in any of the same as may be necessary to conform with the requirements for listing, and to appear, if requested, before the officials of such exchange and to make all appropriate registrations or applications under any applicable securities laws, and further

RESOLVED, that the form of any indemnity agreement required by any such exchange in connection with any such listing application in respect of the Securities is hereby approved and any Authorized Person, or a duly appointed other officer acting upon the instructions of any Authorized Person, is hereby authorized to execute and deliver an agreement in such form, and that the facsimile signatures to be employed as the signatures to be affixed to the Securities authorized by these resolutions, in the name of and on behalf of the Company, are hereby approved, such approval to be conclusively evidenced by such execution and delivery.

The Chairman then stated that one or more insurance companies or other institutions may insure the payment of principal and interest on certain types of Securities as such payments become due or provide other methods of credit enhancement pursuant to a financial guaranty insurance or other policy or agreement ("Insurance Agreement").  In this connection, the Company proposes to enter into one or more Insurance Agreements, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval.

Thereupon, after discussion, on motion duly made and seconded, it was unanimously

        RESOLVED, that in order to enhance the credit of one or more series of Securities, each Authorized Person be, and hereby is, authorized to execute and deliver on behalf of the Company one or more Insurance Agreements with an insurance company or other institution of his or her choice, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

        RESOLVED, that each Authorized Person be, and hereby is, authorized on behalf of the Company to take such further action and do all other things that any one of them shall deem necessary or appropriate in connection with the Insurance Agreement.

The Chairman then stated that it may be advisable to issue Securities to one or more private investors.  The Chairman recommended that the Board authorize the appropriate officers to issue such Securities to that class of investors.

Thereupon, after discussion, on motion duly made and seconded, it was unanimously

RESOLVED, that any Authorized Person of the Company is hereby authorized, directed and empowered in the name and on behalf of the Company, to execute, file and deliver any document, including any amendments, modifications or supplements thereto, required for the Company to issue Securities to one or more private investors, including, by way of illustration and not by way of limitation, the following:

(i)             determine from time to time the number of series, rates, terms and principal amount of the Securities to be sold and issued up to such aggregate principal amount;

(ii)            enter into an indenture, company order or similar instrument for the Securities, including modifications or supplements thereto and to appoint agents thereunder;

(iii)           enter into underwriting, distribution, purchase or similar agreements for the Securities, including any amendments, modifications or supplements thereto;

(iv)           appoint attorneys-in-fact to act on behalf of any of the officers or directors of the Company in connection with the issuance and sale of the Securities;

(v)            determine the compensation to be paid, if any, for arranging the sale of the Securities;

(vi)           take all actions necessary or desirable under the securities or Blue Sky laws of the various states relating to the Securities;

(vii)          prepare, execute and deliver all instruments (manually, electronically or by facsimile), which may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that Dewey & LeBoeuf LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

The Chairman stated that it may be desirable to enter into one or more hedge agreements, such as a forward starting swap, treasury lock agreement, treasury put option or interest rate collar agreement (“Hedge Agreement”) to protect against future interest rate movements in connection with the issuance of the Securities.  He recommended that the Board authorize the appropriate persons to enter into one or more Hedge Agreements, provided that the amount covered by any Hedge Agreement is consistent with the approved AEP Interest Rate Risk Policy and any applicable regulatory orders.

Thereupon, it was, on motion duly made and seconded, unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Hedge Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any such Hedge Agreement is consistent with the approved AEP Interest Rate Risk Policy and any applicable regulatory orders; and further

        RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman stated that it may be desirable to enter into one or more interest rate management agreements, such as interest rate swaps, caps, collars, floors, options, or hedging products such as forwards or futures, or similar products (“Interest Rate Management Agreements”), in each case to manage and minimize interest costs.  The transactions will be for a fixed period, and a stated principal amount and may be for underlying fixed or variable obligations of the Company.  He recommended that the Board authorize the appropriate persons to enter into one or more Interest Rate Management Agreements, provided that any such Interest Rate Management Agreement shall conform to the approved AEP Interest Rate Risk Policy and any conditions that may be imposed by any regulatory body.

Thereupon, it was, on motion duly made and seconded, unanimously

        RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Interest Rate Management Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that any such Interest Rate Management Agreement shall conform to the approved AEP Interest Rate Risk Policy and any conditions that may be imposed by any regulatory body; and further

        RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman further stated that it would be desirable to authorize the Authorized Persons of the Company on behalf of the Company, to enter into one or more term loan or note purchase agreements, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval ("Term Loan Agreement"), with one or more as yet unspecified commercial banks, financial institutions or other institutional investors, which would provide for the Company to borrow up to $800 million.  Such borrowings would be evidenced by an unsecured promissory note or notes ("Term Note") of the Company bearing interest to maturity at either a fixed rate, floating rate, or combination thereof and such other terms, conditions and other provisions that shall not be inconsistent with those contained in any applicable order of the SEC or the FERC approving the issuance of Securities under the FPA.

Thereupon, upon motion duly made and seconded, it was unanimously

        RESOLVED, that the Authorized Persons of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Term Loan Agreements in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, at either a fixed rate of interest or a fluctuating rate of interest or a combination thereof and such other terms, conditions and other provisions that shall not be inconsistent with those contained in any applicable order of the SEC or the FERC approving the issuance of Securities under the FPA; and further

        RESOLVED, that the Authorized Persons of this Company be, and they hereby are, authorized, in the name and on behalf of this Company, to borrow from one or more commercial banks, financial institutions or other institutional investors, up to $800 million, upon the terms and subject to the conditions of the Term Loan Agreement as executed and delivered; and in connection therewith, to execute and deliver a promissory note, with such insertions therein and changes thereto consistent with such Term Loan Agreement as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

        RESOLVED, that the Authorized Persons of this Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

SOUTHWESTERN ELECTRIC POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of SOUTHWESTERN ELECTRIC POWER COMPANY, a Delaware corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $800,000,000 aggregate principal amount of its Debt Securities, including up to $800,000,000 of new indebtedness, comprised of senior unsecured promissory notes and subordinated debt securities in one or more new series; or one or more post-effective Registration Statements (including amended Registration Statements), including any such post-effective amendment pursuant to Rule 462(b), does hereby appoint MICHAEL G. MORRIS, HOLLY K. KOEPPEL, CHARLES E. ZEBULA, RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 30th day of October 2008.

/s/ Michael G. Morris                                                /s/ Venita McCellon-Allen
Michael G. Morris                                             L.S.                      Venita McCellon-Allen                                             L.S.

/s/ Nicholas K. Akins                                                /s/ Richard E. Munczinski
Nicholas K. Akins                                             L.S.                      Richard E. Munczinski                                              L.S.

/s/ Carl L. English                                                       /s/ Robert P. Powers
Carl L. English                                                   L.S.                       Robert P. Powers                                                       L.S.

/s/ John B. Keane                                                      /s/ Susan Tomasky
John B. Keane                                                   L.S.                      Susan Tomasky                                                          L.S.

/s/ Holly Keller Koeppel                                                               /s/ Dennis E. Welch
Holly Keller Koeppel                                        L.S.                      Dennis E. Welch                                                        L.S.